Exhibit 10.2


                          AMENDMENT NO. 1 TO AGREEMENT

     THIS AMENDMENT NO. 1 (this "Amendment") is made as of June 10, 1997, and amends that certain Agreement dated as of November 22, 1995 (the "Agreement") by and between Covenant Bank (formerly Covenant Bank for Savings) (the "Company") and Charles E. Sessa, Jr. (the "Employee").

     For good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby amend the Agreement as follows:

          1. Paragraph 4(a)(ii) of the Agreement is hereby amended and restated to read in its entirety as follows:

               (ii) the Company shall pay to Employee, at the time specified in Subsection 4(b), a lump sum severance payment equal to three times Employee's annual rate of base salary in effect at the time Notice of Termination is given (without giving effect to any reduction in salary which would constitute Good Reason pursuant to Section 3(c)(i) hereof);

          2. Paragraph 4(d) of the Agreement is hereby amended and restated to read in its entirety as follows:

               (d) If the total of all payments made to the Employee pursuant to this Agreement, together with any other payments which the Employee has a right to receive from the Company, or any successors, affiliates or subsidiaries thereof, result in the imposition of an excise tax under Internal Revenue Code Section 4999 (or any successor thereto), the Company shall pay the Employee an additional excise tax adjustment payment in an amount such that, after the payment of all federal and state income and excise taxes, the Employee will be in the same after-tax position as if no excise tax had been imposed. Any payment or benefit which is required to be included under Internal Revenue Code Sections 280G or 4999 (or any successor provisions thereto) for purposes of determining whether an excise tax is payable shall be deemed a payment "made to the Employee" or a payment "which the Employee has a right to receive" for purposes of this provision. The Company shall be responsible for the costs of calculation of the excise tax by its independent certified accountant and tax counsel and shall notify the Employee of the amount of excise tax due prior to the time such excise tax is due. If at any time it is determined that the additional excise tax adjustment payment previously made to the Employee was insufficient to cover the effect of the excise tax, the excise tax gross-up payment pursuant to this provision shall be increased to make the Employee whole, including an amount to cover the payment of any


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          penalties  resulting  from incorrect or late payment of the excise tax resulting from the prior calculation.

          3. Covenant Bancorp, Inc. (the "Parent") hereby joins in and agrees that it shall be liable, jointly and severally with the Company, for all obligations of the Company under the Agreement. The parties hereto hereby agree that the events with respect to the Company which constitute a "Change in Control" or a "Potential Change in Control" shall also constitute a Change in Control or Potential Change in Control, respectively, when they occur with respect to the Parent.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the day and year first above written.

EMPLOYEE:                             COVENANT BANK


/s/ Charles E. Sessa, Jr.             By:  /s/ Richard A. Hocker
---------------------------                -------------------------------------
CHARLES E. SESSA, JR.                       Name:  Richard A. Hocker
                                            Title:  Chairman and Chief Executive
                                                    Officer


                                      COVENANT BANCORP, INC.


                                      By:  /s/ Richard A. Hocker
                                           -------------------------------------
                                            Name:  Richard A. Hocker
                                            Title:  Chairman and Chief Executive
                                                    Officer



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